Exhibit 10.12

MABVAX THERAPEUTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of July 3, 2014, by and among MabVax Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the attached Exhibit A who become signatories to this Agreement (individually an “Investor” and collectively, the “Investors”).

RECITALS

A. The Company desires to sell shares of the Company’s Common Stock, par value $0.001 per share (or shares of Telik’s Common Stock following the Merger) (the “Common Stock”), to the Investors, and the Investors desire to purchase such shares of Common Stock from the Company, subject to the terms and conditions set forth in this Agreement;

B. The Company is party to that certain Agreement and Plan of Merger, dated as of May 12, 2014 (the “Merger Agreement”), by and among the Company, Telik Acquisition Corp. and Telik, Inc. (“Telik”), pursuant to which the Company will become a wholly owned subsidiary of Telik (the “Merger”) and all shares of Common Stock will be converted into the right to receive shares of Common Stock of Telik on the terms and conditions set forth therein; and

C. In connection with the sale and issuance of the Common Stock, each Investor participating in a Closing (as defined below) held prior to the consummation of the Merger will become party to and execute a deliver a counterpart signature page to that certain Stockholders’ Agreement, dated as of February 12, 2014, by and among the Company and the Stockholders, attached hereto as Exhibit B (the “Stockholders’ Agreement”).

THE PARTIES AGREE AS FOLLOWS:

SECTION 1

PURCHASE AND SALE OF COMMON STOCK

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investors and the Investors shall purchase from the Company, at the purchase price of $2.59 per share (as the same may be adjusted from time to time in connection with the Merger and any stock split, stock dividend or similar adjustment, the “Purchase Price”), a total of up to 3,937,008 shares of Common Stock of the Company (or, with respect to any Closing held on or after the consummation of the Merger, an equivalent number of shares of Telik Common Stock, calculated as set forth in the Merger Agreement and as may be adjusted from time to time in connection with any stock split, stock dividend or similar adjustment) excluding any Adjustment Shares (the “Shares”), provided, however, that the aggregate Purchase Price of all Shares issued pursuant to this Agreement (other than Adjustment Shares) shall not exceed $10,000,000. The number of Shares to be purchased by each Investor is set forth opposite the name of such Investor on Exhibit A.

1.2 Closing.

(a) Initial Closing. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on July 3, 2014, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at 3580 Carmel Mountain Road, Suite 300, San Diego, CA 92130 or at such other time and place as the Company and a majority of the Investors mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. The date of a Closing is hereinafter referred to as the “Closing Date”.

(b) Subsequent Closing. The Company may hold subsequent closings (each a “Subsequent Closing”) for the purchase and sale of Shares, provided that the aggregate Purchase Price of Shares sold may not exceed $10,000,000, except as may be increased in the discretion of the Company. Exhibit A shall be revised by the Company to reflect the sale of Shares at any Subsequent Closing, with the purchasers of such Shares to be treated as Investors for all purposes hereunder. At the Closing and at each Subsequent Closing, each Investor shall purchase that number of Shares designated opposite such Investor’s name on Exhibit A for the aggregate Purchase Price set forth on Exhibit A, or at such other time and place upon which the Company and the Investors may agree.

Adjustment Shares. In the event that, during the period beginning as of the date of this Agreement and ending as of the first to occur of (such date, the “Termination Date”) (i) the date on which the Company raises an aggregate of $10,000,000 through the sale and issuance of its equity securities (including proceeds from the sale and issuance of the Shares pursuant to this Agreement, any securities by Telik following the consummation of the Merger or upon the exercise or conversion of options, warrants and other convertible securities) and (ii) December 31, 2015, the Company (or Telik, as the case may be) issues any equity securities (other than securities issuable upon the exercise or conversion of options, warrants and other convertible securities outstanding as of the date of this Agreement or issued in exchange for such outstanding options, warrants or other convertible securities pursuant to the Merger Agreement) at a price per share less than $2.54 per share then, without any additional consideration from any Investor, the Company shall issue to each Investor participating in a Closing held on or prior to the date on which the Merger is consummated (each, an “Eligible Investor”) as of the Termination Date a number of additional Shares (the “Adjustment Shares”) equal to the lesser of (A) the difference (if positive) between (x) the quotient of (I) the aggregate Purchase Price paid by such Eligible Investor in all Closings held hereunder divided by (II) the weighted average price of all securities issued by the Company (other than Excluded Securities, as defined below) during the period starting as of the Initial Closing and ending on the Termination Date minus (y) the aggregate number of Shares purchased by such Eligible Investor in all Closings held hereunder and (B) 33% of the aggregate number of Shares purchased by such Eligible Investor in all Closings held hereunder and held by such Eligible Investor as of the Termination Date.

As used herein, the term “Excluded Securities” shall mean securities of the Company or a successor of the Company issued or issuable (i) upon the exercise or conversion of options, warrants and other convertible securities outstanding as of the date of this Agreement, (ii) pursuant to an equity incentive plan of the Company or a successor of the Company approved by the Company’s or its successor’s Board of Directors, or (iii) in exchange for such outstanding options, warrants or other convertible securities issued pursuant to the Merger Agreement.

1.3 Delivery. At each Closing, the Company will deliver to each Investor a certificate representing the Shares which that Investor is obtaining against delivery to the Company by such Investor at such Closing, of (a) an executed counterpart of this Agreement and the Stockholders’ Agreement (with respect to Investors participating in a Closing held prior to the consummation of the Merger only) (collectively, the “Transaction Agreements”), and (b) the purchase price of such Shares as set forth on Exhibit A by wire transfer or a certified or cashiers’ check payable to the Company. At the Termination Date and to the extent applicable, the Company will deliver to each Eligible Investor a certificate representing the Adjustment Shares which that Eligible Investor is obtaining.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor, except as set forth in the Proxy Statement attached hereto as Exhibit C (the “Proxy Statement”), that the following representations are true and complete in all material respects as of the Initial Closing Date.

2.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws and is duly qualified and in good standing under the laws of the State of California. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

2.2 Corporate Power. The Company will have at each Closing Date and the Termination Date all requisite legal and corporate power to execute and deliver the Transaction Agreements and to sell and issue the Shares, and the Adjustment Shares to the extent issuable, hereunder, and to carry out and perform its obligations under the terms of each Transaction Agreement.

2.3 Validity. When executed and delivered by the Investors, each Transaction Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

2.4 Litigation. Except as set forth under the heading “Legal Proceedings” in the Proxy Statement, there are no actions, suits, proceedings or investigations pending or, to the Company’s knowledge, currently threatened against the Company or its properties, before any court or governmental agency.

2.5 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Agreements, or the offer, sale or issuance of the Shares, and the Adjustment Shares to the extent issuable, hereunder, or the consummation of any other transaction contemplated hereby or thereby, except for the filing of a Form D under Regulation D promulgated under the Securities Act of 1933, as amended (and, together with the regulations promulgated thereunder, the “Securities Act”) and the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares, and the Adjustment Shares to the extent issuable, under applicable state securities law and other applicable Blue Sky laws, which filing and qualification, if required, will be accomplished.

2.6 Capitalization. The capitalization of the Company immediately prior to the Initial Closing and prior to giving effect to the transactions contemplated by the Merger Agreement is set forth in Exhibit D.

2.7 Duly Authorized. The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been approved by all requisite stockholder action, and have been issued in compliance with all relevant state and federal securities laws.

2.8 Title to Property and Assets. The properties and assets the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company.

2.9 Subsidiaries. The Company does not own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.10 No Disqualification Events. None of the Company, and of its predecessors, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting capital stock, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person”) is subject to any “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”), except a Disqualification Event covered by Rule 506(d)(2) or (d)(3) applies. The Company has exercised reasonable care to determine (a) the identity of each person that is a Company Covered Person, and (b) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to its agents a copy of any disclosures provided thereunder.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company that the following representations are true and complete in all material respects as of the Closing Date in which such Investor participates, and, to the extent any Adjustment Shares are issued to an Eligible Investor, as of the Termination Date:

3.1 Validity. When executed and delivered by the Investor, and assuming execution and delivery by the Company, each Transaction Agreement shall constitute a valid obligation of the Investor, enforceable in accordance with its respective terms.

3.2 Investment. This Agreement is made with the Investor in reliance upon its representation to the Company, which by the Investor’s execution of this Agreement, Investor hereby confirms, that the Shares, and the Adjustment Shares to the extent issuable, to be received by the Investor shall be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares, and the Adjustment Shares to the extent issuable. By executing this Agreement, the Investor further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares, or the Adjustment Shares to the extent issuable. The Investor was not offered or sold the Shares, or the Adjustment Shares to the extent issuable, directly or indirectly, by means of any form of general solicitation or general advertisement, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

3.3 No Public Market. The Investor understands and acknowledges that the offering of the Shares, and the Adjustment Shares to the extent issuable, pursuant to this Agreement shall not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) and/or Section 3(b) of the Securities Act, and that the Company’s reliance upon such exemption is predicated upon Investor’s representations as set forth in this Agreement. The Investor further understands that no public market exists prior to the consummation of the Merger for any of the securities issued by the Company, that the Company has given no assurances that the Merger will be consummated or that any other public market shall ever exist for the Company’s securities and that the Company has no obligation to any Investor to register any of the shares for sale under the Securities Act or to consummate the Merger.

3.4 Limitations on Transferability. Investor covenants that in no event shall it dispose of any of the Shares, and the Adjustment Shares to the extent issuable, (other than pursuant to Rule 144 promulgated by under the Securities Act (“Rule 144”) or any similar or analogous rule) unless and until (a) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition shall not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, if the Investor is a partnership it may transfer Shares to its constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or transfer by gift, will, or intestate succession to any such partner’s spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent if such transferee were an Investor; provided, however, that Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Shares, and the Adjustment Shares to the extent issuable, were originally offered and sold or would itself require registration and/or qualification under the Securities Act or applicable state securities laws. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legends set forth in Section 6 of this Agreement. In addition, the Investor hereby acknowledges and agrees that any transfer shall also only be effected in conformity with the provisions of the Stockholders Agreement to which such Investor is a party.

3.5 Experience. The Investor represents that: (a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (b) it believes it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to obtain the Shares; (c) it has had the opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management, (d) it has the ability to bear the economic risks of its prospective investment; and (e) it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

3.6 Access to Information. The Investor (a) has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the opportunity to inspect Company facilities and such books and records and material contracts as the Investor deemed necessary to its determination to purchase the Shares and (b) has read and reviewed the Proxy Statement.

3.7 Accredited Investor. The Investor presently qualifies and shall, as of the Closing Date of each Closing in which the Investor participates, qualify as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

3.8 Confidentiality. The Investor agrees that it shall keep confidential and shall not use, disclose or divulge any information which such Investor may obtain from the Company, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder or under any other documents, or pursuant to information rights granted under any other documents unless such information is known, or until such information becomes known, to the public through no fault of such Investor or its agents, or unless the Company’s President or Chief Executive Officer gives written consent to the Investor’s release of such information, except that no such written consent shall be required (and Investor shall be free to release such information) if such information is to be provided to Investor’s counsel or accountant, or to an officer, director, general partner, limited partner, stockholder or stockholder, investment counselor or advisor, or employee of an Investor with a need to know such information; provided that any such counsel, accountant, officer, director, general partner, limited partner, stockholder or stockholder, investment counselor or advisor, or employee shall be bound by the provisions of this Section 3.8. Notwithstanding the foregoing, this Section 3.8 shall not apply (a) to information which an Investor learns from a third party with the right to make such disclosure, provided Investor complies with the restrictions imposed by the third party, (b) to information which is in Investor’s possession prior to the time of disclosure by the Company and not acquired by Investor under a confidentiality obligation, and (c) to the extent (after requesting and pursuing confidential treatment to the extent reasonably possible) the Investor is required to disclose such information by law, a governmental regulatory authority or court order.

3.9 Investor’s Liquidity. The Investor (a) has no need for liquidity in the Investor’s investment, (b) is able to bear the substantial economic risks of an investment in the Shares, and the Adjustment Shares to the extent issuable, for an indefinite period and (c) at the present time, can afford a complete loss of such investment. The Investor’s current commitments to illiquid investments is not disproportionate to the Investor’s net worth, and the Investor’s investment in the Shares, and the Adjustment Shares to the extent issuable, will not cause such commitment to become disproportionate.

3.10 Risks. The Investor is aware that the Share, and the Adjustment Shares to the extent issuable, and any securities issued in respect of or exchange for the Shares or the Adjustment Shares are highly speculative and that there can be no assurance as to what return, if any, there may be. Investor acknowledges the risks of purchasing the Shares, and the Adjustment Shares to the extent issuable. The Investor has reviewed the risk factors relating to the Company and its business as set forth in the Proxy Statement, including, without limitation, those relating to the risk that the Merger described therein may not close, and the risk factors relating to the Company’s capital stock attached as Exhibit E hereto. The Investor understands and acknowledges that the Merger may not be consummated or may not be consummated on the terms and conditions set forth in the Merger Agreement.

3.11 Investment Entity. The Investor, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares, and the Adjustment Shares to the extent issuable; such entity has made its investment decision to purchase the Shares, and the Adjustment Shares to the extent issuable, at its office address for the Investor as set forth on Exhibit A hereto; and such entity has not been formed for the specific purpose of acquiring the Shares. The Investor, if a natural person, resides in the state identified in the address of the Investor set forth on Exhibit A hereto.

3.12 No Disqualification Events. The Investor represents, after reasonable inquiry, that no Disqualification Event is applicable to the Investor or any Rule 506(d) Related Party (if any), except a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) applies. As used herein, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) under the Securities Act.

3.13 Investment by Placement Agent. The Investors acknowledge that Dawson James Securities, Inc. (“Dawson James”) is one of the placement agents for the offering of Shares pursuant to this Agreement. Certain affiliates of Dawson James, Robert D. Keyser, Jr., the Chief Executive Officer of Dawson James, and R. Douglas Armstrong, Chief Business Officer of Dawson James, own all of the outstanding membership interests of Auxol Capital, LLC (“Auxol”). Auxol holds certain securities of the Company, including 89,461 shares of the Company’s Series C-1 preferred stock (“Series C-1 Preferred Stock”), warrants exercisable for up to 44,731 shares of Series C-1 Preferred Stock and 178,922 shares of Common Stock. The Series C-1 Preferred Stock has certain rights and privileges that are superior to the Shares being offered pursuant to this Agreement, including, without limitation, dividend payments, redemption rights and conversion rights. In addition, if the Company is successful in completing the merger described in the Proxy Statement, the holders of Series C-1 Preferred Stock will receive preferred stock of the publicly traded corporation with similar rights, which rights will be superior to the rights of the purchasers of Shares. To the extent that not all of the Shares being offered pursuant to this Agreement are sold, the holders of Series C-1 Preferred Stock, including Auxol, will be required to purchase shares of a to be authorized series of the Company’s preferred stock, which will be designated Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), and which will have substantially the same rights, preferences and privileges as the Series C-1 Preferred Stock. Each Investor’s purchase of Shares will offset Auxol’s obligation to purchase shares of Series C-2 Preferred Stock thereby conferring an additional benefit upon Auxol and its affiliates. In addition, Auxol and/or one or more affiliates of Auxol or Dawson James (together the “DJ Affiliates”) may purchase Shares. By executing this Agreement, all Investors also acknowledge that the DJ Affiliates may purchase Shares.

3.14 Placement Agent Fee. The Investors acknowledge that one or more investment banks may be retained by the Company to serve as placement agents for the Shares. The Company has agreed to pay the placement agents cash commissions ranging from 2% to 8% of the aggregate purchase price paid by each purchaser of Shares depending on whether they are prior investors or new investors that are introduced to the Company by such investment bank. Further, the Company may issue to the investment banks warrants to purchase shares of the Company’s Common Stock ranging from 0% to 8% of the Shares purchased by such investors at a price equal to 110% to 125% of the market price for the Common Stock.

SECTION 4

CONDITIONS TO INVESTORS OBLIGATIONS AT CLOSING

The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by such Investor:

4.1 Representations and Warranties True. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

4.2 Performance of Obligations. The Company shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

SECTION 5

CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING

The Company’s obligation to sell and issue the Shares at each Closing is, at the option of the Company, subject to the fulfillment on or prior to the Closing Date of the following conditions:

5.1 Representations and Warranties True. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct in all material respects on the Closing Date, and on the date of each Subsequent Closing, with the same force and effect as if they had been made on and as of said date.

5.2 Performance of Obligations. The Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing.

5.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel for the Company.

SECTION 6

COVENANTS, RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

6.1 Restrictive Legends.

(a) Federal Legends. All certificates evidencing the Shares shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(b) Other Legends. The certificates evidencing the Shares shall also bear any legend required pursuant to the Stockholders’ Agreement.

6.2 Stop-Transfer Notices. Each Investor agrees that, in order to ensure compliance with the restrictions referred to herein and the restrictions on transfer set forth in the Stockholders Agreement to which the Investor is a party, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company acts as its own transfer agent, it may make appropriate notations to the same effect in its own records.

6.3 Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of any of the Transaction Agreements or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.4 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 6.1 and the stop transfer instructions with respect to such legended Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares, if (a) either (i) such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available with respect to such Shares (or securities into which they have been converted) or (ii) if such holder satisfies the requirements of Rule 144 and (b) such Shares are no longer subject to restrictions on transfer pursuant to the Stockholders’ Agreement.

SECTION 7

MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction.

7.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of Investor to purchase the Shares shall not be assignable without the written consent of the Company. In the event that the transaction described in the Proxy Statement is consummated prior to the date on which the Company has issued Shares with an aggregate value of at least $10,000,000 then, without any further action by the Company or any other party to this Agreement, Telik shall assume all obligations of the Company hereunder.

7.3 Entire Agreement. The Transaction Agreements (and the Exhibits hereto and thereto), constitute the entire agreement of the parties with regard to the subject matter hereof and supersede any and all prior negotiations, correspondence, understandings and agreements among the parties regarding the subject matter hereof.

7.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a recognized overnight courier, specifying next business day delivery, addressed (a) if to an Investor, at the Investor’s address set forth on the Schedule of Investors, or at such other address as the Investor shall have furnished to the Company in writing upon 10 days’ notice, (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing upon 10 days’ notice or, until any such holder so furnishes an address to the Company, to and at the address of the last holder of such Shares who has so furnished an address to the Company or (c) if to the Company, at the following address or at such other address as the Company shall have furnished to the Investors upon 10 days’ notice:

MabVax Therapeutics, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, California 92121

Attention: President & CEO

With a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Attention: Jeremy Glaser, Esq.

7.5 Expenses and Fees. Each party shall pay its own expenses incurred, including any legal fees or costs, in connection with the transactions described in this Agreement.

7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.7 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR WITH ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION, OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION, IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by any other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party of any breach, default or noncompliance under the Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.9 Approval of Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of, or a written instrument signed by (i) the Company, and (ii) the persons who after the Initial Closing shall hold at least a majority of the then outstanding Shares. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Company and the Investors and their respective successors and assigns. Notwithstanding the foregoing, the Company may unilaterally amend Exhibit A of this Agreement to add new Investors at Subsequent Closings, as provided in Section 1.2(b) of this Agreement.

7.10 Titles and Subtitles; References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.11 Void Transfers. Each Investor, as a condition to purchasing the Shares, agrees that such Investor shall not sell, transfer or pledge any shares, other than in the manner expressly permitted in the Transaction Agreements, and any such sale, transfer or pledge of the Shares in violation of any Transaction Agreement shall be void.

7.12 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall not survive the Closing Date on which they are made.

7.13 Further Assurances. Each of the parties to this Agreement shall execute and deliver all additional documents and instruments and shall do all acts and things reasonably requested (a) in connection with the performance of the obligations undertaken in any Transaction Agreement, (b) to evidence the transactions contemplated by any Transaction Agreement and (c) otherwise to effectuate in good faith the intent of the parties.

7.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.

7.16 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:	MABVAX THERAPEUTICS, INC.
a Delaware corporation
	By:	/s/ J. David Hansen
J. David Hansen, President & CEO

INVESTORS:	JGB CAPITAL LP
	By:	/s/ Brett Cohen
Brett Cohen, President

EMPERY ASSET MASTER, LTD.
	By:	/s/ Ryan M. Lane
Ryan M. Lane, Managing Member
	By:	Empery Asset Management LP, its authorized agent
	By:	Empery AM GP, LLC, its general partner

EMPERY TAX EFFICIENT LP
	By:	Empery Asset Management LP, its authorized agent
	By:	Empery AM GP, LLC, its general partner
	By:	/s/ Ryan M. Lane
Ryan M. Lane, Managing Member

Matthew H. Spiro
/s/ Matthew Spiro

Michael Herman
/s/ Michael Herman

CAVALRY FUND I, LP
	By:	/s/ Thomas P. Walsh
Thomas P. Walsh, General Partner

Waqas A. Khatri
/s/ Waqas A. Khatri

ANSON INVESTMENTS MASTER FUND LP
	By:	/s/ Moce Kassim
Moce Kassim, Director, MSV Advisors, Inc.

THE SPECIAL EQUITIES GROUP, LLC
	By:	/s/ Jonathan Schechter
Jonathan Schechter, Managing Member

Brett Nesland
/s/ Brett Nesland

SANDOR CAPITAL MASTER FUND
	By:	/s/ John S. Lemak
John S. Lemak, Manager

MELECHDAVID, INC.
	By:	/s/ Mark Groussman
Mark Groussman, President

AUXOL CAPITAL, LLC
By:	/s/ Robert D. Keyser
Robert D. Keyser, Jr., Member

Daniel W. Armstrong
/s/ Daniel W. Armstrong

CRANSHIRE CAPITAL MASTER FUND, LTD
By:	/s/ Keith A. Goodman
Keith A. Goodman, Authorized Signatory

John R. Baleno
/s/ John R. Baleno

Stuart H. Smith
/s/ Stuart H. Smith

Barry Honig
/s/ Barry Honig

HS CONTRARIAN INVESTMENTS, LLC
By:	/s/ John Stetson
John Stetson, Managing Member

BEBE, LLC
By:	/s/ Erick Richardson
Erick Richardson, Managing Member

Ramnarain Jaigobind
/s/ Ramnarain Jaigobind

HUDSON BAY MASTER FUND LTD.
By:	/s/ Sander Gerber
Sander Gerber, Authorized Signatory

HUDSON BAY IP OPPORTUNITIES MASTER FUND LP
By:	/s/ Sander Gerber
Sander Gerber, Authorized Signatory

EXHIBITS

Exhibit

Exhibit A	Schedule of Investors

Exhibit B	Stockholders’ Agreement

Exhibit C	Proxy Statement

Exhibit D	Capitalization Table

Exhibit E	Additional Risk Factors